Exhibit 99.1

IBM REPORTS 2017 SECOND-QUARTER RESULTS

Continued Growth in Strategic Imperatives Led by IBM Cloud

Highlights

•            Diluted EPS from continuing operations: GAAP of $2.48; Operating (non-GAAP) of $2.97

•            Revenue from continuing operations of $19.3 billion

•            Strategic imperatives revenue of $34.1 billion over the trailing 12 months, up 11 percent (up 12 percent adjusting for currency); represents 43 percent of IBM revenue

•  First half revenue up 8 percent (up 10 percent adjusting for currency)

•  Second quarter revenue up 5 percent (up 7 percent adjusting for currency)

•            Cloud revenue of $15.1 billion over the trailing 12 months

•  As-a-service annual exit run rate of $8.8 billion in the quarter, up 30 percent year to year (up 32 percent adjusting for currency)

•            Maintains full-year EPS and free cash flow expectations

ARMONK, N.Y., July 18, 2017 . . . IBM (NYSE: IBM) today announced second-quarter earnings results.

“In the second quarter, we strengthened our position as the enterprise cloud leader and added more of the world’s leading companies to the IBM Cloud,” said Ginni Rometty, IBM chairman, president and chief executive officer.  “We continue to innovate, adding regtech capabilities to our portfolio of Watson offerings; developing solutions based on emerging technologies such as Blockchain; and reinventing the IBM mainframe by enabling clients to encrypt all data, all the time.”

	SECOND QUARTER 2017
			Gross Profit
	Diluted EPS	Net Income	Margin

GAAP from Continuing Operations	$2.48	$2.3B	45.6%
Year/Year	-5%	-7%	-2.3Pts

Operating (Non-GAAP)	$2.97	$2.8B	47.2%
Year/Year	1%	-2%	-1.8Pts

				As-a-service
		Strategic		annual exit
REVENUE	Total IBM	Imperatives	Cloud	run rate

As reported (US$)	$19.3B	$8.8B	$3.9B	$8.8B

Year/Year	-5%	5%	15%	30%

Year/Year adjusting for currency	-3%	7%	17%	32%

“We finished the first half of the year where we expected, including continued strong free cash flow generation,” said Martin Schroeter, IBM senior vice president and chief financial officer. “This allowed us to continue our strong R&D investment levels and return more than $5 billion to shareholders through dividends and gross share repurchases during the first half.”

Strategic Imperatives

Second-quarter cloud revenues increased 15 percent (up 17 percent adjusting for currency) to $3.9 billion.  Cloud revenue over the last 12 months was $15.1 billion.  The annual exit run rate for as-a-service revenue increased to $8.8 billion from $6.7 billion in the second quarter of 2016.    Revenues from analytics increased 4 percent (up 6 percent adjusting for currency).  Revenues from mobile increased 27 percent (up 29 percent adjusting for currency) and revenues from security increased 4 percent (up 5 percent adjusting for currency).

Full-Year 2017 Expectations

The company continues to expect operating (non-GAAP) diluted earnings per share of at least $13.80 and GAAP diluted earnings per share of at least $11.95.  Operating (non-GAAP) diluted earnings per share exclude $1.85 per share of charges for amortization of purchased intangible assets, other acquisition-related charges and retirement-related charges.  IBM continues to expect free cash flow to be relatively flat year to year.

Cash Flow and Balance Sheet

In the second quarter, the company generated net cash from operating activities of $3.5 billion; or $3.3 billion excluding Global Financing receivables. IBM’s free cash flow was $2.6 billion.  IBM returned $1.4 billion in dividends and $1.4 billion of gross share repurchases to shareholders.  At the end of June 2017, IBM had $2.4 billion remaining in the current share repurchase authorization.

IBM ended the second quarter of 2017 with $12.3 billion of cash on hand.  Debt totaled $45.7 billion, including Global Financing debt of $29.0 billion.  The balance sheet remains strong and, with the completion of the reorganization of its client and commercial financing business, the company is better positioned over the long term.

Segment Results for Second Quarter

•                  Cognitive Solutions (includes solutions software and transaction processing software) — revenues of $4.6 billion, down 2.5 percent (down 1.4 percent adjusting for currency).  Pre-tax income increased at a double-digit rate.

•                  Global Business Services (includes consulting, global process services and application management) — revenues of $4.1 billion, down 3.7 percent (down 1.7 percent adjusting for currency).  Strategic imperatives grew 8 percent led by the cloud and mobile practices.

•                  Technology Services & Cloud Platforms (includes infrastructure services, technical support services and integration software) — revenues of $8.4 billion, down 5.1 percent (down 3.6 percent adjusting for currency).  Strategic imperatives, driven by hybrid cloud services, grew 20 percent.

•                  Systems (includes systems hardware and operating systems software) — revenues of $1.7 billion, down 10.4 percent (down 9.6 percent adjusting for currency).

•                  Global Financing (includes financing and used equipment sales) — revenues of $415 million, down 2.2 percent (down 1.7 percent adjusting for currency).

Tax Rate

IBM’s reported GAAP and operating (non-GAAP) tax rates of 4.5 percent and 9.2 percent, respectively, include the effect of discrete tax benefits in the quarter, which contributed $0.18 to the company’s earnings per share.  For the second quarter, IBM’s ongoing effective GAAP and operating (non-GAAP) tax rates were approximately 12 percent and approximately 15 percent, respectively.  The company continues to expect a full-year ongoing effective operating (non-GAAP) tax rate of 15 percent plus or minus 3 points, excluding discrete items.

Year-To-Date 2017 Results

Consolidated diluted earnings per share were $4.32 compared to $4.69, down 8 percent year to year.  Consolidated net income was $4.1 billion compared to $4.5 billion in the year-ago period, a decrease of 10 percent.  Revenues from continuing operations for the six-month period totaled $37.4 billion, a decrease of 4 percent year to year (decrease of 3 percent adjusting for currency) compared with $38.9 billion for the first six months of 2016.

Operating (non-GAAP) diluted earnings per share from continuing operations were $5.35 compared with $5.30 per diluted share for the 2016 period, an increase of 1 percent.  Operating (non-GAAP) net income for the six months ended June 30, 2017 was $5.0 billion compared with $5.1 billion in the year-ago period, a decrease of 1 percent.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers; product quality issues; impacts of business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels and ecosystems; the company’s ability to successfully manage acquisitions, alliances and dispositions; risks from legal proceedings; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results —

•            presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•            adjusting for free cash flow;

•            adjusting for currency (i.e., at constant currency).

Free cash flow guidance is derived using an estimate of profit, working capital and operational cash outflows.  The company views Global Financing receivables as a profit-generating investment, which it seeks to maximize and therefore it is not considered when formulating guidance for free cash flow.  As a result, the company does not estimate a GAAP Net Cash from Operations expectation metric.

The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. EDT, today.  The Webcast may be accessed via a link at http://www.ibm.com/investor/events/earnings/2q17.html.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:  IBM

Ian Colley, 914-434-3043

colley@us.ibm.com

John Bukovinsky, 732-618-3531

jbuko@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

REVENUE
Cognitive Solutions	$4,559	$4,675	$8,621	$8,654
Global Business Services	4,097	4,255	8,103	8,387
Technology Services & Cloud Platforms	8,406	8,857	16,622	17,280
Systems	1,747	1,950	3,142	3,626
Global Financing	415	424	819	834
Other	65	76	136	142
TOTAL REVENUE	19,289	20,238	37,443	38,923

GROSS PROFIT	8,794	9,702	16,565	18,388

GROSS PROFIT MARGIN
Cognitive Solutions	79.0%	82.2%	78.2%	82.1%
Global Business Services	24.9%	26.3%	24.3%	26.1%
Technology Services & Cloud Platforms	40.6%	41.6%	39.8%	41.3%
Systems	52.7%	56.5%	50.4%	56.9%
Global Financing	30.8%	38.7%	31.3%	40.5%

TOTAL GROSS PROFIT MARGIN	45.6%	47.9%	44.2%	47.2%

EXPENSE AND OTHER INCOME
S,G&A	5,160	5,349	10,312	11,361
R,D&E	1,484	1,465	3,018	2,923
Intellectual property and custom development income	(365)	(365)	(810)	(582)
Other (income) and expense	(76)	37	(104)	289
Interest expense	147	167	283	315

TOTAL EXPENSE AND OTHER INCOME	6,351	6,653	12,699	14,306

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,443	3,049	3,867	4,082
Pre-tax margin	12.7%	15.1%	10.3%	10.5%

Provision for / (Benefit) from income taxes	111	544	(218)	(439)
Effective tax rate	4.5%	17.8%	(5.6)%	(10.8)%

INCOME FROM CONTINUING OPERATIONS	$2,332	$2,505	$4,085	$4,521

DISCONTINUED OPERATIONS
Income/(Loss) from discontinued operations, net of taxes	(1)	(0)	(3)	(3)

NET INCOME	$2,331	$2,504	$4,082	$4,518

EARNINGS PER SHARE OF COMMON STOCK:
Assuming Dilution
Continuing Operations	$2.48	$2.61	$4.32	$4.69
Discontinued Operations	$0.00	$0.00	$0.00	$0.00
TOTAL	$2.48	$2.61	$4.32	$4.69

Basic
Continuing Operations	$2.49	$2.62	$4.35	$4.71
Discontinued Operations	$0.00	$0.00	$0.00	$0.00
TOTAL	$2.49	$2.62	$4.35	$4.71

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
Assuming Dilution	939.6	960.5	943.7	962.4
Basic	934.9	957.4	938.7	959.5

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	At	At
	June 30,	December 31,
(Dollars in Millions)	2017	2016

ASSETS:

Current Assets:
Cash and cash equivalents	$11,696	$7,826
Marketable securities	599	701
Notes and accounts receivable - trade, net	8,401	9,182
Short-term financing receivables, net	17,563	19,006
Other accounts receivable, net	994	1,057
Inventory	1,604	1,553
Prepaid expenses and other current assets	4,155	4,564

Total Current Assets	45,013	43,888

Property, plant and equipment, net	10,903	10,830
Long-term financing receivables, net	8,296	9,021
Prepaid pension assets	4,015	3,034
Deferred taxes	6,812	5,224
Goodwill and intangibles, net	40,696	40,887
Investments and sundry assets	4,759	4,585

Total Assets	$120,495	$117,470

LIABILITIES:

Current Liabilities:
Taxes	$2,779	$3,235
Short-term debt	8,061	7,513
Accounts payable	5,126	6,209
Deferred income	11,541	11,035
Other liabilities	8,458	8,283

Total Current Liabilities	35,966	36,275

Long-term debt	37,612	34,655
Retirement related obligations	17,320	17,070
Deferred income	3,617	3,600
Other liabilities	7,437	7,477

Total Liabilities	101,951	99,078

EQUITY:

IBM Stockholders’ Equity:
Common stock	54,235	53,935
Retained earnings	154,234	152,759
Treasury stock — at cost	(161,860)	(159,050)
Accumulated other comprehensive income/(loss)	(28,189)	(29,398)

Total IBM stockholders’ equity	18,419	18,246

Noncontrolling interests	125	146

Total Equity	18,544	18,392

Total Liabilities and Equity	$120,495	$117,470

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(Dollars in Millions)	2017	2016		2017	2016

Net Cash Provided by Operating Activities per GAAP:	$3,467	$3,458	* **	$7,421	$8,988	* **

Less: change in Global Financing (GF)
Receivables	163	264	*	2,210	2,501	*
Capital Expenditures, Net	(749)	(979)		(1,567)	(1,949)

Free Cash Flow	2,555	2,215	**	3,644	4,538	**

Acquisitions	(60)	(2,815)		(169)	(5,405)
Divestitures	30	(12)		29	35
Dividends	(1,403)	(1,340)		(2,724)	(2,590)
Share Repurchase	(1,432)	(836)		(2,725)	(1,775)
Non-GF Debt	2,119	(810)		2,363	5,061
Other (includes GF Receivables and GF Debt)	(210)	(654	)* **	3,350	2,558	* **

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$1,600	$(4,253)		$3,768	$2,421

* Revised classification of certain financing receivables.

** Reclassified to reflect adoption of the FASB guidance on stock-based compensation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(Dollars in Millions)	2017	2016		2017	2016

Net Income from Operations	$2,331	$2,504		$4,082	$4,518
Depreciation/Amortization of Intangibles	1,118	1,103		2,216	2,127
Stock-based Compensation	136	128		265	261
Working Capital / Other	(281)	(541	)**	(1,351)	(419	)**
Global Financing A/R	163	264	*	2,210	2,501	*
Net Cash Provided by Operating Activities	$3,467	$3,458	* **	$7,421	$8,988	* **
Capital Expenditures, net of payments & proceeds	(749)	(979)		(1,567)	(1,949)
Divestitures, net of cash transferred	30	(12)		29	35
Acquisitions, net of cash acquired	(60)	(2,815)		(169)	(5,405)
Marketable Securities / Other Investments, net	(926)	(647	)*	352	981	*
Net Cash Used in Investing Activities	$(1,705)	$(4,452	)*	$(1,355)	$(6,338	)*
Debt, net of payments & proceeds	2,279	(1,035)		2,756	3,929
Dividends	(1,403)	(1,340)		(2,724)	(2,590)
Common Stock Repurchases	(1,432)	(836)		(2,725)	(1,775)
Common Stock Transactions - Other	(54)	(29	)**	(50)	3	**
Net Cash Used in Financing Activities	$(609)	$(3,240	)**	$(2,743)	$(434	)**
Effect of Exchange Rate changes on Cash	447	(103)		547	114
Net Change in Cash & Cash Equivalents	$1,600	$(4,338)		$3,870	$2,330

* Revised classification of certain financing receivables.

** Reclassified to reflect adoption of the FASB guidance on stock-based compensation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SECOND - QUARTER 2017
	Cognitive Solutions &
	Industry Services		Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing

Revenue
External	$4,559	$4,097	$8,406	$1,747	$415
Internal	655	93	173	177	290
Total Segment Revenue	$5,214	$4,190	$8,579	$1,924	$705

Pre-tax Income from Continuing Operations	1,615	321	1,009	74	282

Pre-tax margin	31.0%	7.7%	11.8%	3.9%	40.0%

Change YTY Revenue - External	(2.5)%	(3.7)%	(5.1)%	(10.4)%	(2.2)%
Change YTY Revenue - External @constant currency	(1.4)%	(1.7)%	(3.6)%	(9.6)%	(1.7)%

	SECOND - QUARTER 2016
	Cognitive Solutions &
	Industry Services		Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing

Revenue
External	$4,675	$4,255	$8,857	$1,950	$424
Internal	594	103	156	206	502
Total Segment Revenue	$5,269	$4,359	$9,013	$2,156	$926

Pre-tax Income from Continuing Operations	1,451	476	1,279	229	467

Pre-tax margin	27.5%	10.9%	14.2%	10.6%	50.5%

 INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SIX - MONTHS 2017
	Cognitive Solutions &
	Industry Services		Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing

Revenue
External	$8,621	$8,103	$16,622	$3,142	$819
Internal	1,371	179	333	344	653
Total Segment Revenue	$9,992	$8,282	$16,955	$3,486	$1,473

Pre-tax Income from Continuing Operations	2,889	612	1,696	(112)	593

Pre-tax margin	28.9%	7.4%	10.0%	(3.2)%	40.3%

Change YTY Revenue - External	(0.4)%	(3.4)%	(3.8)%	(13.3)%	(1.7)%
Change YTY Revenue - External @constant currency	0.5%	(1.8)%	(2.8)%	(12.6)%	(1.9)%

	SIX - MONTHS 2016
	Cognitive Solutions &
	Industry Services		Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing

Revenue
External	$8,654	$8,387	$17,280	$3,626	$834
Internal	1,262	216	321	418	988
Total Segment Revenue	$9,916	$8,603	$17,602	$4,044	$1,822

Pre-tax Income from Continuing Operations	2,465	665	1,537	218	853

Pre-tax margin	24.9%	7.7%	8.7%	5.4%	46.8%

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	SECOND - QUARTER 2017
	CONTINUING OPERATIONS
		Acquisition-	Retirement-
		Related	Related	Operating
	GAAP	Adjustments*	Adjustments**	(Non-GAAP)
Gross Profit	$8,794	$117	$195	$9,105
Gross Profit Margin	45.6%	0.6Pts	1.0Pts	47.2%
S,G&A	5,160	(129)	(138)	4,893
R,D&E	1,484	—	(48)	1,436
Other (Income) & Expense	(76)	(4)	—	(80)
Total Expense & Other (Income)	6,351	(133)	(186)	6,032
Pre-tax Income from Continuing Operations	2,443	250	381	3,073
Pre-tax Income Margin from Continuing Operations	12.7%	1.3Pts	2.0Pts	15.9%
Provision for / (Benefit) from Income Taxes***	111	66	105	282
Effective Tax Rate	4.5%	1.8Pts	2.8Pts	9.2%
Income from Continuing Operations	2,332	183	276	2,792
Income Margin from Continuing Operations	12.1%	1.0Pts	1.4Pts	14.5%
Diluted Earnings Per Share: Continuing Operations	$2.48	$0.20	$0.29	$2.97

	SECOND - QUARTER 2016
	CONTINUING OPERATIONS
		Acquisition-	Retirement-
		Related	Related	Operating
	GAAP	Adjustments*	Adjustments**	(Non-GAAP)
Gross Profit	$9,702	$129	$81	$9,912
Gross Profit Margin	47.9%	0.6Pts	0.4Pts	49.0%
S,G&A	5,349	(159)	(75)	5,114
R,D&E	1,465	—	(7)	1,458
Other (Income) & Expense	37	—	—	37
Total Expense & Other (Income)	6,653	(159)	(83)	6,411
Pre-tax Income from Continuing Operations	3,049	289	163	3,501
Pre-tax Income Margin from Continuing Operations	15.1%	1.4Pts	0.8Pts	17.3%
Provision for / (Benefit) from Income Taxes***	544	82	39	665
Effective Tax Rate	17.8%	0.9Pts	0.3Pts	19.0%
Income from Continuing Operations	2,505	207	124	2,835
Income Margin from Continuing Operations	12.4%	1.0Pts	0.6Pts	14.0%
Diluted Earnings Per Share: Continuing Operations	$2.61	$0.21	$0.13	$2.95

*                 Includes amortization of purchased intangible assets, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.

**          Includes retirement-related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance.

***   Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	SIX - MONTHS 2017
	CONTINUING OPERATIONS
		Acquisition-	Retirement-
		Related	Related	Operating
	GAAP	Adjustments*	Adjustments**	(Non-GAAP)
Gross Profit	$16,565	$236	$388	$17,189
Gross Profit Margin	44.2%	0.6Pts	1.0Pts	45.9%
S,G&A	10,312	(269)	(274)	9,769
R,D&E	3,018	—	(97)	2,921
Other (Income) & Expense	(104)	(7)	—	(111)
Total Expense & Other (Income)	12,699	(276)	(371)	12,052
Pre-tax Income from Continuing Operations	3,867	512	759	5,137
Pre-tax Income Margin from Continuing Operations	10.3%	1.4Pts	2.0Pts	13.7%
Provision for / (Benefit) from Income Taxes***	(218)	134	175	90
Effective Tax Rate	(5.6)%	3.2Pts	4.2Pts	1.8%
Income from Continuing Operations	4,085	378	584	5,047
Income Margin from Continuing Operations	10.9%	1.0Pts	1.6Pts	13.5%
Diluted Earnings Per Share: Continuing Operations	$4.32	$0.40	$0.63	$5.35

	SIX - MONTHS 2016
	CONTINUING OPERATIONS
		Acquisition-	Retirement-
		Related	Related	Operating
	GAAP	Adjustments*	Adjustments**	(Non-GAAP)
Gross Profit	$18,388	$241	$160	$18,789
Gross Profit Margin	47.2%	0.6Pts	0.4Pts	48.3%
S,G&A	11,361	(227)	(130)	11,004
R,D&E	2,923	—	(16)	2,907
Other (Income) & Expense	289	(6)	—	284
Total Expense & Other (Income)	14,306	(232)	(146)	13,928
Pre-Tax Income from Continuing Operations	4,082	473	306	4,861
Pre-tax Income Margin from Continuing Operations	10.5%	1.2Pts	0.8Pts	12.5%
Provision for / (Benefit) from Income Taxes***	(439)	129	66	(244)
Effective Tax Rate	(10.8)%	3.7Pts	2.0Pts	(5.0)%
Income from Continuing Operations	4,521	345	239	5,105
Income Margin from Continuing Operations	11.6%	0.9Pts	0.6Pts	13.1%
Diluted Earnings Per Share: Continuing Operations	$4.69	$0.36	$0.25	$5.30

*                 Includes amortization of purchased intangible assets, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.

**          Includes retirement-related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance.

***   Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

RECONCILIATION OF OPERATING EARNINGS PER SHARE

(Unaudited)

2017
EPS Guidance	Expectations
IBM GAAP EPS	at least $11.95
IBM Operating EPS (non-GAAP)	at least $13.80

Adjustments
Acquisition related charges *	$0.75
Non-Operating Retirement-Related Items	$1.10

* Includes acquisitions through June 30, 2017